UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

Attitude Drinks Incorporated

(Exact name of registrant as specified in its charter)

Delaware	(000-52904)	65-0109088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

10415 Riverside Drive # 101, Palm Beach Gardens, Florida 33410-4237

(Address of principal executive offices) (Zip Code)

Telephone number: (561) 799-5053

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.    Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 10, 2010, Attitude Drinks, Incorporated (the “Company”) appointed David D. Brooks as Chief Financial Officer of the Company.  Mr. Brooks, age 39, has been Managing Shareholder of David D. Brooks, CPA, P.A. since November 2009, which provides chief financial officer and related services to businesses, including the Company. Mr. Brooks will serve as a consultant of the Company and intends to remain Managing Shareholder of David D. Brooks, CPA, P.A. while serving as CFO of the Company through its agreement with the firm.   Upon his appointment, the Company agreed to issue to Mr. Brooks 133,000 shares of common stock and options to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $.0375 per share, of which, options to acquire 500,000 shares vest immediately with the remaining options vesting on February 10, 2011. The options expire February 10, 2016.

From August 2008 through October 2009, Mr. Brooks was an Audit Director working out of the West Palm Beach, Florida office of McGladrey & Pullen, LLP. From February 2004 to August 2008, Mr. Brooks was an auditor out of the West Palm Beach, Florida offices of Rachlin, LLP.  Prior to February 2004, Mr. Brooks spent less than a year as Chief Financial Officer of Biomass Processing Technology, Inc. in West Palm Beach and five years in public accounting with Ahearn Jasco + Company based in Pompano Beach, Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2010

ATTITUDE DRINKS INCORPORATED

By: /s/ Roy G. Warren
Name: Roy G. Warren
Title: Chief Executive Officer